RLB Certified Public Accountant PLLC

 PO Box 48261

St Petersburg, FL  33743

Cell 727-452-4803   Email robin@rlbcpa.biz

EXHIBIT 16.1

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

December 15, 2015

Dear Sir/Madam:

I have read the statements included in the Form 8-K dated December 15, 2015, of Brightlane Corp. fka Bonanza Gold Corp. to be filed with the Securities and Exchange Commission and am in agreement with the statements contained in Item 4.

RLB Certified Public Accountant

St Petersburg, FL